Exhibit 10.1

AMENDMENT
TO
EMPLOYMENT AGREEMENT

This amendment (“Amendment”) dated as of September 24, 2015, shall amend the employment agreement ("Employment Agreement") by and between Discovery Communications, LLC ("Company") and Bruce Campbell ("Executive").

WHEREAS, Executive and the Company previously entered into an Employment Agreement dated August 8, 2015, which sets forth the terms and conditions of Executive’s employment with the Company;

WHEREAS, Executive and the Company now desire to enter into this Amendment to the Employment Agreement in order to make certain changes to description of Executive’s job duties;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Amendment, the parties hereby agree to amend the Employment Agreement as follows:

1.	Duties: Effective October 5, 2015, the first two sentences of Section I(A) shall be replaced with the following:
Company hereby employs Executive to render exclusive and full-time services as Chief Development, Distribution & Legal Officer (or such other title as the parties mutually may agree). In this role, Executive shall have primary global responsibility for corporate development, domestic distribution, legal, business affairs and production management upon the terms and conditions set forth herein.

2.
Effect on Employment Agreement: Except with respect to the subject matters covered herein, this Amendment does not otherwise amend, supplement, modify, or terminate the Employment Agreement, which remains in full force and effect.

3.	Effective Date. This Amendment shall be effective October 5, 2015.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date set forth above.

EXECUTIVE:                            DATE:

/s/ Bruce Campbell                            9/23/15
Bruce Campbell

DISCOVERY COMMUNICATIONS, LLC            DATE

/s/ Adria Alpert Romm                        9/24/2015

Name: Adria Alpert Romm

Title: Chief HR Officer